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                                                                   EXHIBIT 23.1


                       CONSENT OF INDEPENDENT AUDITORS


The Stockholders and Board of Directors
Compression Labs, Incorporated:

We consent to incorporation by reference in the Registration Statements
(Nos. 2-92695, 2-96228, 33-32366, 33-40405, 33-61349, 33-70860, 33-70950 and
33-79790) on Form S-8 of Compression Labs, Incorporated and the Registration Statements (Nos. 33-79044 and 33-72048) on Form S-3 of Compression Labs, Incorporated of our report dated March 13, 1996 relating to the consolidated balance sheets of Compression Labs, Incorporated as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1995, which appears in the Compression Labs, Incorporated 1995 annual report to stockholders and is incorporated by reference in the December 31, 1995 annual report on Form 10-K of Compression Labs, Incorporated and our report dated March 13, 1996, on the related consolidated financial statement schedule which appears in the annual report on Form 10-K.



KPMG Peat Marwick LLP

San Jose, California
April 11, 1996